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                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

                      Company               Jurisdiction
               ------------------------    --------------
               1. Waite & Company, Inc.    Massachusetts
               2. Zefer Canada Inc.        Ontario, Canada
               3. Zefer Corp. Northeast    Delaware
               4. Zefer Corp. West LLC     California
               5. Zefer Ltd.               United Kingdom